Management Presentation
July 30, 2010

Second Quarter 2010 Results

MDC PARTNERS

MDC PARTNERS

Forward Looking Statements and Other Information

This presentation, including our "2010 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with severe effects of national and regional economic downturn;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights and deferred acquisition consideration;
- the successful completion and integration of acquisitions which compliment and expand the Company's business capabilities; and
- foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC PARTNERS

Key Highlights

- Solid first half 2010 financial and operational performance
- Improving business trends throughout 2Q give increased visibility to expected second half acceleration
- Revenue increased to $170.0 million versus $134.9 million in Q2 2009, an increase of 26.0%
- Organic revenue +5.3% for Q2 2010; an over 500 basis point increase from Q1 2010
- EBITDA relatively flat at $18.3 million versus $18.5 million in the second quarter of 2009 due to timing of client activity and planned investment in key talent and growth initiatives
- Net new business wins of $27.2 million for Q2 2010 bringing year to date wins to $33.8 million; sectors include consumer packaged goods, consumer electronics, restaurants, and travel, among others
- Digital revenue increased to 43% of total revenues in Q2 2010 from 41% in Q1 2010
- Agreed to acquire majority stake in a leading experiential marketing firm
- Adjusting fiscal 2010 guidance to shift to consolidated EBITDA due to the diminishing income from non-controlling interests as a percent of the total business
- 2010 revenue guidance increased at $640-655 million, an estimated increase of 17.2% to 20.0%
- 2010 consolidated EBITDA guidance increased to $86-88 million, an estimated increase of 22.6% to 25.4%

MDC PARTNERS

Consolidated Revenue and Earnings

(US$ in millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2010	2009	*% Change*	2010	2009	*% Change*
Revenue	$ 170.0	$ 134.9	*26.0 %*	$ 306.2	$ 261.6	*17.0 %*
Operating Expenses						
Cost of services sold	116.8	88.2	*32.3 %*	213.7	174.1	*22.8 %*
Office and general expenses	39.1	30.2	*29.6 %*	73.7	61.3	*20.2 %*
Depreciation and amortization	8.0	7.6	*5.7 %*	13.9	15.2	*(8.7) %*
Operating Income (Loss)	6.1	8.9	*(31.5) %*	4.8	11.0	*(56.0) %*
Other income (expense)	(8.7)	(6.2)		(16.3)	(7.1)	
Income tax expense	(0.6)	(1.6)		(0.8)	(2.2)	
Equity in earnings (loss) of non-consolidated affiliates	(0.0)	0.1		(0.1)	0.2	
Income (Loss) from Continuing Operations	(3.2)	1.2		(12.4)	1.8	
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(0.6)	(0.1)		(0.6)	(0.4)	
Net Income (Loss)	(3.8)	1.1		(13.0)	1.5	
Net income attributable to the non-controlling interests	(2.0)	(1.0)		(3.0)	(1.4)	
Net Income (Loss) Attributable to MDC Partners Inc.	$ (5.8)	$ 0.1		$ (16.0)	$ 0.1	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Summary of Segment Results – Revenue

(US$ in millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2010	2009	*% Change*	2010	2009	*% Change*
Revenue						
Strategic Marketing Services	$ 107.0	$ 88.2	*21.2 %*	$ 198.5	$ 172.7	*14.9 %*
Performance Marketing Services	63.0	46.6	*35.1 %*	107.7	88.9	*21.1 %*
Total Revenue	$ 170.0	$ 134.9	*26.0 %*	$ 306.2	$ 261.6	*17.0 %*

- **Both segments poised for accelerated revenue growth in the second half fiscal 2010.**
- **Strategic Marketing Services Group: Integrated marketing and communication service firms and strategic consulting service firms.**
  - **Positioned for significant market share gains and revenue growth as advertising spend continues to stabilize and as digital makes up a larger share of clients' marketing portfolio.**
- **Performance Marketing Services Group: Leverage analytics and one-to-one consumer engagement to achieve targetable, measurable solutions that drive Return on Marketing Investment.**
  - **Meaningful growth opportunities as clients continue to look for a measurable understanding of their marketing expenditures.**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Second Quarter 2010 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	15.5%	-13.8%	5.3%
Acquisition Growth	4.1%	46.5%	18.8%
Foreign Exchange Growth	1.6%	2.4%	1.9%
Total	21.2%	35.1%	26.0%

- **980 basis point acceleration of organic Strategic Marketing Services revenue growth from Q110**
- **Organic Performance Marketing Services revenues poised for improved second half as key client drop off cycles**

MDC PARTNERS

Year to Date 2010 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	10.7%	-13.2%	2.6%
Acquisition Growth	2.1%	31.4%	12.1%
Foreign Exchange Growth	2.1%	2.9%	2.3%
Total	14.9%	21.1%	17.0%

- **Year to date performance tracking to planned 5-7% organic growth for the full fiscal year**

MDC PARTNERS

Second Quarter 2010 Revenue by Client Sector


Healthcare, 6%
Auto, 3%
Consumer Products, 31%
Technology, 8%
Financials, 12%
Other, 12%
Communications, 14%
Retail, 15%

MDC PARTNERS

Summary of Segment Results – EBITDA

(US$ in millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2010	2009	*% Change*	2010	2009	*% Change*
EBITDA						
Strategic Marketing Services	$ 15.8	$ 17.3	*(8.6) %*	$ 27.4	$ 29.9	*(8.6) %*
margin	*14.8%*	*19.7%*		*13.8%*	*17.3%*	
Performance Marketing Services	6.4	3.8	*68.6 %*	7.1	5.5	*30.7 %*
margin	*10.2%*	*8.2%*		*6.6%*	*6.1%*	
Marketing Communications	22.3	21.2	*5.3 %*	34.5	35.4	*(2.5) %*
margin	*13.1%*	*15.7%*		*11.3%*	*13.5%*	
Corporate Expenses	(4.0)	(2.6)	*(50.5) %*	(7.4)	(5.3)	*(40.3) %*
Total EBITDA	$ 18.3	$ 18.5	*(1.1) %*	$ 27.1	$ 30.1	*(10.0) %*
margin	*10.8%*	*13.7%*		*8.9%*	*11.5%*	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Free Cash Flow

(US$ in millions)	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
EBITDA	$18.3	$18.5	$27.1	$30.1
Net Income Attibutable to Noncontrolling Interests	(2.0)	(1.0)	(3.0)	(1.4)
Capital Expenditures	(3.0)	(1.3)	(5.7)	(2.1)
Cash Taxes	(0.2)	(0.5)	(0.8)	(0.4)
Cash Interest, net and other	(7.7)	(2.9)	(14.0)	(5.6)
Free Cash Flow	**$5.5**	**$12.9**	**$3.6**	**$20.7**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Liquidity

Available Liquidity at June 30, 2010

(US$ in millions)

Commitment Under Facility	$	75.0
Drawn		-
Letters of Credit		5.0
Funds Available Under Facility	$	70.0
Total Cash		47.5
Liquidity	$	117.5

MDC PARTNERS

2010 Financial Outlook

	Adjusted 2010 Guidance	Implied Year over Year Change	Pro Forma 2010 Estimate	Implied Year over Year* Change
Revenue	$640 - $655 million	+17.2% to +20.0%	$675 - $690 million	+23.6% to +26.4%
EBITDA	$86 - $88 million	+22.6% to +25.4%	$96 - $98 million	+36.8% to +39.7%
Free Cash Flow	$41 - $43 million	+0.2% to +5.1%	$48 - $50 million	+17.3% to +22.2%
+ Change in Working Capital and Other	+$20 million		+$20 million	
Total Free Cash Flow	$61 - $63 million	+10.5% to +14.1%	$68 - $70 million	+23.2% to +26.8%

* Year over year change compares to 2009 actuals

Note: See appendix for definitions of non-GAAP measures.

Note: The "Pro Forma 2010 Estimate" section of the above table accounts for recent acquisitions as if financial contributions to MDC occur for the entirety of 2010.

Appendix

MDC PARTNERS

MDC PARTNERS

Temporal Put Obligations and Impact on EBITDA

	Estimated Put Impact at June 30, 2010			
	Payment Consideration			Incremental
(US$ in millions)	Cash	Stock	Total	EBITDA in Period
2010	$6.0	$0.3	$6.3	$2.1
2011	2.0	0.8	2.8	0.9
2012	7.8	0.6	8.4	1.6
2013	3.0	0.7	3.7	1.5
Thereafter	8.3	0.4	8.7	2.4
Total	$27.1	$2.8	$29.9	$8.5
	Effective Multiple			3.5

Note: Excludes put rights of $10.4 million exercisable pursuant to termination of employment.

MDC PARTNERS

Balance Sheet: 2016 Senior Notes

Principal Amount	$290 Million
Date	October 23, 2009/May 11, 2010
Maturity	November 1, 2016 – 7 Year
Security	Unsecured
Coupon	11%
Ratings	Moody's - Corporate: B1; Notes: B2 S&P: Corporate: BB-; Notes: B+

MDC PARTNERS

Balance Sheet: Revolving Credit Facility

Amount	$75 Million
Type	Senior Secured
Maturity	October 23, 2014 – 5 Year
Facility Fee	50bps per annum
Drawn Rate	Prime + 300bps
Covenants	• Minimum EBITDA: $50 million • Fixed Charge Coverage Ratio: 1.25:1.0 • Senior Leverage Ratio: 2.0:1.0

MDC PARTNERS

Summary Cash Flow Data

(US$ in millions)	Six Months Ended June 30, 2010	2009
Cash flows provided by continuing operating activities	($2.5)	$21.7
Discontinued operations	(0.3)	(0.3)
Net cash provided by (used in) operating activies	**($2.7)**	**$21.4**
Cash flows used in continuing investing activities	($63.2)	($5.8)
Discontinued operations	(0.7)	0.0
Net cash used in investing activities	**($63.9)**	**($5.8)**
Net cash provided by financing activities	**$62.1**	**$0.9**
Effect of exchange rate changes on cash and cash equivalents	$0.1	$0.1
Net increase in cash and cash equivalents	**($4.5)**	**$16.6**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Definition of Non-GAAP Measures

- **EBITDA:** EBITDA is a non-GAAP measure, that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.
- **Organic Growth:** Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts.
- **Free Cash Flow:** Free cash flow is a non-GAAP measure that represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains and excludes capitalized costs related to the October 2009 refinancing.
- **Net Bank Debt:** Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

Note: A reconciliation of Non-GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on July 29, 2010.